                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

     The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

NAME                           POSITION / PRESENT PRINCIPAL          CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS

Corporate Officers
------------------
Duane L. Burnham(1)            Chairman of the Board and Chief         U. S. A.
                               Executive Officer

Thomas R. Hodgson(1)           President and Chief Operating           U. S. A.
                               Officer

Miles D. White(1)              Executive Vice President                U. S. A.

Robert L. Parkinson, Jr.(1)    Executive Vice President                U. S. A.

Joy Amundson(1)                Senior Vice President, Ross Products    U. S. A.

Thomas D. Brown(1)             Senior Vice President, Diagnostic       U. S. A.
                               Operations

Gary P. Coughlan(1)            Senior Vice President, Finance &        U. S. A.
                               Chief Financial Officer

Jose M. de Lasa(1)             Senior Vice President, Secretary &      U. S. A.
                               General Counsel

William G. Dempsey(1)          Senior Vice President, Chemical &       U. S. A.
                               Agricultural Products

Richard A. Gonzalez(1)         Senior Vice President, Hospital         U. S. A.
                               Products

Arthur J. Higgins(1)           Senior Vice President,                   United
                               Pharmaceutical Operations                Kingdom

Ellen M. Walvoord(1)           Senior Vice President, Human            U. S. A.
                               Resources

Josef Wendler(1)               Senior Vice President, International     Germany
                               Operations

                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

NAME                           POSITION / PRESENT PRINCIPAL          CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS
Corporate Officers
------------------
      - continued

Catherine V. Babington(1)      Vice President, Investor Relations      U. S. A.
                               and Public Affairs

Patrick J. Balthrop            Vice President, Diagnostic              U. S. A.
                               Commercial Operations

Mark E. Barmak                 Vice President, Litigation and          U. S. A.
                               Government Affairs

Christopher B. Begley(1)       Vice President, Abbott HealthSystems    U. S. A.

Douglas C. Bryant              Vice President, Diagnostic              U. S. A.
                               Operations, Asia and Pacific

Gary R. Byers(1)               Vice President, Internal Audit          U. S. A.

Thomas R. Chen                 Vice President, Pacific, Asia and       U. S. A.
                               Africa Operations

Kenneth W. Farmer(1)           Vice President, Management              U. S. A.
                               Information Services &
                               Administration

Edward J. Fiorentino           Vice President, Pharmaceutical          U. S. A.
                               Products, Marketing and Sales

Thomas C. Freyman(1)           Vice President and Treasurer            U. S. A.

David B. Goffredo              Vice President, European Operations     U. S. A.

Guillermo A. Herrera           Vice President, Latin America and       Colombia
                               Canada Operations

Jay B. Johnston                Vice President, Diagnostic Assays       U. S. A.
                               and Systems

James J. Koziarz               Vice President, Diagnostic Products     U. S. A.
                               Research and Development

John F. Lussen(1)              Vice President, Taxes                   U. S. A.

                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

NAME                           POSITION / PRESENT PRINCIPAL          CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS
Corporate Officers
------------------
      - continued

Edward L. Michael              Vice President, Diagnostic              U. S. A.
                               Operations, Europe, Africa and
                               Middle East

Theodore A. Olson(1)           Vice President and Controller           U. S. A.

Andre G. Pernet                Vice President, Pharmaceutical          U. S. A.
                               Products Research and Development

William H. Stadtlander         Vice President, Ross Medical            U. S. A.
                               Nutritional Products

Marcia A. Thomas               Vice President, Corporate Quality       U. S. A.
                               Assurance and Regulatory Affairs

Steven J. Weger, Jr.(1)        Vice President, Corporate Planning      U. S. A.
                               and Development

Susan M. Widner                Vice President, Diagnostic              U. S. A.
                               Operations, U.S. and Canada

Lance B. Wyatt(1)              Vice President, Corporate               U. S. A.
                               Engineering

                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

NAME                           POSITION / PRESENT PRINCIPAL        CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS
Directors
---------

K. Frank Austen, M.D.               Smith Building                     U. S. A.
                                    Room 638
                                    75 Francis Street
                                    Boston, Massachusetts 02115

Duane L. Burnham               Officer of Abbott                       U. S. A.

H. Laurance Fuller             Chairman and Chief Executive            U. S. A.
                               Officer
                                    Amoco Corporation
                                    200 East Randolph Drive
                                    Mail Code 3000
                                    Chicago, Illinois 60601

Thomas R. Hodgson              Officer of Abbott                       U. S. A.

David A. Jones                 Chairman of the Board                   U. S. A.
                                    Humana, Inc.
                                    500 W. Main Street
                                    Humana Building
                                    Louisville, Kentucky 40202

The Rt. Hon. Lord Owen CH      Physician, Politician, and           United Kingdom
                               Businessman
                                    House of Lords
                                    Westminster, London
                                    SW1A OPW, England

Robert L. Parkinson, Jr.       Officer of Abbott                       U. S. A.

                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

NAME                           POSITION / PRESENT PRINCIPAL        CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS
Directors - continued
---------

Boone Powell, Jr.              President and Chief Executive           U. S. A.
                               Officer
                                    Baylor Health Care System and
                                    Baylor University Medical
                                    Center
                                    3500 Gaston Avenue
                                    Dallas, Texas 75246

Addison Barry Rand             Executive Vice President                U. S. A.
                                    Xerox Corporation
                                    800 Long Ridge Road
                                    Stamford, Connecticut 06904-
                                    1600

W. Ann Reynolds, Ph.D.         President                               U. S. A.
                                    The University of Alabama at
                                    Birmingham
                                    701 South 20th Street
                                    Birmingham, Alabama 35294-
                                    0110

Roy S. Roberts                 Vice President, and Group              U. S. A.
                               Executive, North American
                               Vehicle Sales, Service
                               and Marketing
                                    General Motors Corporation
                                    100 Renaissance Center
                                    Mail Code 482-A30-D10
                                    Detroit, Michigan 48243

William D. Smithburg           Retired Chairman, President and         U. S. A.
                               Chief Executive Officer, The
                               Quaker Oats Company
                                    676 N. Michigan Avenue
                                    Suite 3860
                                    Chicago, Illinois 60611

John R. Walter                 Chairman Ashlin Management Corp.        U. S. A.
                                    100 South Wacker Drive
                                    Suite 2100
                                    Chicago, IL 60606


                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories
                          _______________________________

NAME                           POSITION / PRESENT PRINCIPAL        CITIZENSHIP
                               OCCUPATION OR EMPLOYMENT AND
                               BUSINESS ADDRESS
Directors - continued
---------

William L. Weiss               Chairman Emeritus, Ameritech            U. S. A.
                               Corporation
                                    One First National Plaza
                                    Suite 2530C
                                    Chicago, Illinois 60603-2006

Miles D. White                 Officer of Abbott                       U. S. A.